EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 and related Prospectus pertaining to the Scholastic Corporation 1997 Outside Directors' Stock Option Plan of our report dated July 2, 1998 with respect to the consolidated financial statements and schedule of Scholastic Corporation included in its Annual Report on Form 10-K for the year ended May 31, 1998 filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP
                                                           ---------------------

New York, New York
August 24, 1998















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